Exhibit 2.5

(Translation)

AKTIEBOLAGET SVENSK EXPORTKREDIT

REAL ASIAN MTN PROGRAMME

¥500,000,000,000 SAMURAI MTN

AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

This Agreement with Commissioned Companies for Bondholders (hereinafter referred to as “this Agreement”) is entered into at Tokyo, Japan on the 28th day of October, 1997 in connection with the public offering of bonds by AKTIEBOLAGET SVENSK EXPORTKREDIT (“SEK”) (such bonds being hereinafter referred to as the “Bonds”) by and between AKTIEBOLAGET SVENSK EXPORTKREDIT, The Bank of Tokyo-Mitsubishi, Ltd., The Fuji Bank, Limited and The Long-Term Credit Bank of Japan, Limited.

Chapter I. Commission for the Benefit of Bondholders

Article 1

(1)                                Pursuant to lawful authorisation and the General Subscription Agreement (hereinafter referred to as the “Subscription Agreement”) entered on 28 October, 1997 between SEK and securities companies named therein, SEK will from time to time issue Series of the Bonds. Pursuant to the provisions in this Agreement, SEK hereby commissions The Bank of Tokyo-Mitsubishi, Ltd. to obtain the payment under the Bonds, to preserve the rights under the Bonds of the holders of the Bonds (hereinafter referred to as the “Bondholders”) and to deal with other administrative activities concerning the Bonds for the Bondholders, and The Bank of Tokyo-Mitsubishi, Ltd. hereby accept such commission. Further, SEK may commission The Fuji Bank, Limited and/or The Long-Term Credit Bank of Japan, Limited such matters as described above regarding the Bonds and Bondholders, and they shall accept such commission. The bank or banks which accept such commissions will be hereinafter referred to as a Commissioned Company or Commissioned Companies for Bondholders. If there are two or more Commissioned Companies for Bondholders, the Commissioned Companies for Bondholders shall accept such commission jointly (except for the duties and functions specifically assigned to the

Representative Commissioned Company for Bondholders (as defined below) provided for in this Agreement or in the Conditions of Bonds (as defined below)).

A Series of the Bonds means those Bonds that are issued on the same Payment Date (as defined below) at the same Issue Price (as defined below) and whose denominated currency, Rate of Interest (as defined below), Redemption Date (as defined below) and other conditions of the Bonds are the same.

(2)                                  Upon a consultation with the Representative Commissioned Company for Bondholders (as defined below), SEK may appoint additional Commissioned Company/Companies for Bondholders for a Series of the Bonds; provided, however, that such appointment shall become effective when an appointment letter substantially in the form attached hereto as Annex 4 (with a Japanese translation attached) is duly signed and delivered to the Representative Commissioned Company for Bondholders. When such additional Commissioned Company/Companies for Bondholders is/are appointed, the definition of “Commissioned Companies for Bondholders” shall include such additional Commissioned Companies for Bondholders.

(3)                                  The conditions of the Bonds (hereinafter referred to as the “Conditions of Bonds”) are set forth in Annex 1 attached hereto and incorporated herein as an integral part of this Agreement, together with the relevant Pricing Supplement (as defined in the Subscription Agreement).

(4)                                  The forms of the Bond certificates and interest coupons shall substantially conform to Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

(5)                                  The provision of this Agreement with respect to principal and interest shall apply mutatis mutandis to any additional amounts payable and premium pursuant to Condition 13 and 16 of the Conditions of Bonds, respectively.

Article 2

(1)                                  The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment under the Bonds, or preserving the implementation of the rights of the Bondholders under the Bonds for the Bondholders. The Commissioned Companies for Bondholders shall perform its duties and functions provided for in the Conditions of Bonds and in this Agreement (except for duties and functions specifically assigned to the Representative Commissioned Company for Bondholders as provided for in this Agreement or in the Conditions of Bonds).

(2)                                  The Commissioned Companies for Bondholders shall exercise their power specified in the Conditions of Bonds and in this Agreement impartially and in good faith for the Bondholders.

(3)                                  The Commissioned Companies for Bondholders shall exercise their power specified in the Conditions of Bonds, the relevant Pricing Supplement and this Agreement with the care of the good manager to the Bondholders.

(4)                                  The Bond certificates shall bear the undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in the Conditions of Bonds and the relevant Pricing Supplement in accordance with this Agreement, and such undertaking shall be certified by the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

(5)                                  If there are two or more Commissioned Companies for Bondholders in respect of a Series of the Bonds, The Bank of Tokyo-Mitsubishi, Ltd. shall serve as the representative of the Commissioned Companies for Bondholders (hereinafter referred to as the “Representative Commissioned Company for Bondholders”). The Representative Commissioned Company for Bondholders shall handle the administrative matters regarding the duties and functions to be performed jointly by the Commissioned Companies for Bondholders under this Agreement or under the Conditions of Bonds and shall perform the duties and functions of the Representative Commissioned Company for Bondholders as provided for in this Agreement or in the Conditions of Bonds, and shall also give advice from time to time to SEK during the term of the Bonds regarding matters related to the Bonds.

If The Bank of Tokyo-Mitsubishi, Ltd. is the sole Commissioned Company for Bondholders in respect of a Series of the Bonds, the references to the Representative Commissioned Company for Bondholders in this Agreement shall be changed to read the Commissioned Company for Bondholders.

(6)                                  In the event that the Representative Commissioned Company for Bondholders is unable to perform its duties and functions provided for in this Agreement as the Representative Commissioned Company for Bondholders, SEK shall appoint a substitute Representative Commissioned Company for Bondholders, and give public notice to that effect in accordance with Condition 32 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Commissioned Company for Bondholders so appointed.

Article 3

(1)                                  Subject to the filing with the Minister of Finance of Japan of a supplemental document to the shelf registration statement (together with the attachments thereto and reference documents pertaining thereto, hereinafter collectively referred to as the “Supplemental Document”) concerning the public offering of a Series of the Bonds under the shelf registration statement (together with the attachments thereto and reference documents pertaining thereto, hereinafter collectively referred to as the “Shelf Registration Statement”) to be filed on October 29, 1997 by SEK with the Minister of Finance of Japan pursuant to the Securities and Exchange Law of Japan (Law No.25 of 1948, as amended) (hereinafter referred to as the “Securities and Exchange Law”), such Series of the Bonds will be offered at a price (hereinafter referred to as the “Issue Price”) equal to the amount set forth in the relevant Pricing Supplement of the Bonds.

(2)                                  With respect to a Series of the Bonds, SEK shall, but only upon fulfillment of the conditions precedent contained in Article 8 of this Agreement, receive as the proceeds of the Bonds the Net Subscription Money (as defined in the Subscription Agreement) or aggregate Issue Price (as defined in the Subscription Agreement), as the case may be, from the Managers (as defined in the Subscription Agreement) through the Lead Manager (as defined in the Subscription Agreement), at the account of SEK with the Representative Commissioned Company for Bondholders at its Head Office, Tokyo, Japan on the Payment Date as set forth in the relevant Pricing Supplement.

(3)                                  The Commissioned Companies for Bondholders shall confirm the receipt of the Net Subscription Money or the aggregate Issue Price specified in Article 3(2) of this Agreement.

Article 4

(1)                                  SEK shall prepare and deliver the Bond certificates and interest coupons in accordance with the provisions of this Agreement. With respect to a Series of the Bonds, the Representative Commissioned Company for Bondholders shall confirm the form and description of the Bond certificates and interest coupons (except for Bond certificates and interest coupons pertaining to the Bonds which have been applied for in writing to SEK (hereinafter referred to as the “Application Form of the Initial Subscribers for Recorded Bonds”) for the recording of the Bonds).

(2)                                  SEK shall accept the Application Form of the Initial Subscribers for Recorded Bonds.

(3)                                  SEK shall fill in the principal amount of each Bond to be recorded, the denominations and the serial numbers of the Bond certificates to be issued upon the request for cancellation of recorded Bonds by the Bondholders and other necessary matters on the Application Form of the Initial Subscribers for Recorded Bonds received by SEK pursuant to Article 4(2) of this Agreement and shall forward such application to the recording agency (hereinafter referred to as the “Recording Agency”) specified in Condition 8 of the Conditions of Bonds.

Article 5

The registration book for the Bonds (hereinafter referred to as the “Registration Book”) shall be prepared and maintained by the Representative Commissioned Company for Bondholders and kept by it at its Head Office. The Representative Commissioned Company for Bondholders shall without delay enter or amend the necessary items in the Registration Book whenever any event occurs which necessitates such an entry or amendment to the items in the Registration Book after the issuance of the Bonds.

Article 6

(1)                                  Upon a issuance of a Series of the Bonds, SEK shall provide, as soon as possible after filing of the Supplemental Document with the Minister of Finance of Japan with respect to that Series of the Bonds, each Commissioned Company for Bondholders of such Series of the Bonds through the Representative Commissioned Company for Bondholders with a copy of such

Supplemental Document and the Shelf Registration Statement including any amendment thereto (if any).

(2)                                  With respect to a Series of the Bonds, during the term of a Series of Bonds, SEK shall provide each Commissioned Company for Bondholders of such Series of the Bonds through the Representative Commissioned Company for Bondholders with a copy of all public documents which SEK may file with the relevant authorities of the Japanese government with respect to such Bonds, and any other public documents which the Representative Commissioned Company for Bondholders may reasonably request from time to time in writing.

(3)                                  If SEK ceases to be in compliance with Condition 19 or 21 of the Conditions of Bonds, SEK shall immediately notify the Representative Commissioned Company for Bondholders thereof.

Article 7

SEK hereby warrants and covenants that:

(A)                              Neither the authorisation for the issue of the Bonds, the issue of the Bonds, the issue and delivery of the Bond certificates (including interest coupons), the performance by SEK of its obligations in accordance with the Conditions of Bonds, nor the execution, delivery and performance by SEK of this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement for the Bonds of even date herewith between SEK and The Bank of Tokyo-Mitsubishi, Ltd. as the representative of the Paying Agents (hereinafter referred to as the “Representative Paying Agent”) referred to in Condition 10 of the Conditions of Bonds (hereinafter referred to as the “Paying Agents and Calculation Agent Agreement”) and the Recording Agency Agreement for the Bonds of even date herewith between SEK and The Bank of Tokyo-Mitsubishi, Ltd. as the Recording Agency (hereinafter referred to as the “Recording Agency Agreement”) is or will be inconsistent with any provision of The Financing Business Act 1992 (as amended) or any other law or regulation of the Kingdom of Sweden (hereinafter referred to as “Sweden”) or any term of the constituting document of SEK or any contract or undertaking to which SEK is a party or by which SEK is bound; and

(B)                                Except as disclosed in the Supplemental Document or the Prospectus (as defined in Article 8(C)(i) of this Agreement) since December 31, 1996 there has been no material adverse change in the financial condition or the results of operations of SEK.

Article 8

With respect to a Series of the Bonds, the obligations of the relevant Commissioned Companies for Bondholders to SEK hereunder shall be subject to all of the following conditions having been satisfied (provided that the Representative Commissioned Company for Bondholders may, upon consultation with other relevant Commissioned Companies for Bondholders, waive any of such condition):

(A)                              The warranties of SEK provided for in Article 7 hereof are true and correct as of the Payment Date of the relevant Series of the Bonds and on or before such Payment Date the Representative Commissioned Company for Bondholders of such Series of the Bonds shall have received a certificate dated the Payment Date of such Series of the Bonds from a duly authorised officer of SEK to that effect.

(B)                                The shelf registration (hereinafter referred to as the “Shelf Registration”) effected through the Shelf Registration Statement under the Securities and Exchange Law shall remain effective for the period from the date of this Agreement to and including the Payment Date of the relevant Series of the Bonds, and no notice of a hearing from which an order suspending the effectiveness of the Shelf Registration may result has been given on or before such Payment Date.

(C)                                On the Payment Date of such Series of the Bonds, the Representative Commissioned Company for Bondholders shall have received a legal opinion in the English language of a legal counsel of SEK, dated the Payment Date of the Series of the Bonds and addressed to the Commissioned Companies for Bondholders substantially to the following effect and such other related matters as the Commissioned Companies for Bondholders may reasonably require:

(i)                                     SEK has been duly incorporated and is validly existing under the Companies Act and is a credit market company under The Financing Business Act 1992 (as amended)

and has full corporate power and authority to own its properties and conduct its business as described in the prospectus relating to the relevant Series of the Bonds, including the documents incorporated therein by reference (hereinafter referred to as the “Prospectus”) and to issue the Bonds, to perform its obligations under the Bonds and to enter into this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement and the Recording Agency Agreement;

(ii)                                  SEK has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement and the Recording Agency Agreement and each of such agreements was executed by a lawful and duly authorised representative of SEK and, assuming their legality under the laws of Japan, is valid and binding upon SEK both on its date of execution and on the Payment Date of the relevant Bonds ;

(iii)                               any and all approvals, authorisations and consents required under the laws of Sweden including The Financing Business Act 1992 (as amended) for SEK to issue the Bonds and to perform its obligations thereunder and to enter into this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement and the Recording Agency Agreement and to perform its obligations under such agreements have been obtained or made by SEK and remain in full force and effect as of the Payment Date of such Series of the Bonds;

(iv)                              the matters as to which SEK’s warranties are given in Article 7(A) hereof are true and correct as of the Payment Date of the such Series of the Bond;

(v)                                 when the Net Subscription Money or the aggregate Issue Price of the Series of the Bonds, as the case may be, has been paid in accordance with the provisions of this Agreement:

(a)                                  the Bonds (including interest and premium, if any) will, assuming their legality under the laws of Japan, constitute direct, unconditional and general obligations of SEK enforceable in accordance with the Conditions of Bonds and will rank at least pari passu with all other unsecured and unsubordinated obligations for money borrowed of SEK (including obligations represented by bonds and guarantees by SEK of obligations of others for money borrowed), without any preference one above the other by reason of priority of date of creation, currency of payment or otherwise; and

(b)                                 the Bond certificates when bearing the facsimile signatures of a member of the Board of Directors and the President of SEK and the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders, and the interest coupons when bearing the facsimile signatures of a member of the Board of Directors and the President of SEK will, assuming their legality under the laws of Japan, be valid;

(vi)                              under the applicable laws of Sweden in force as at the Payment Date of the relevant Series of the Bonds, payments of principal of and interest on such Series of the Bonds will not be subject to deduction or withholding for or on account of any taxes, duties, fees or other charges of whatever nature levied or imposed by or on behalf of Sweden or by any taxing authority thereof or therein;

(vii)                           the choice by SEK of the laws of Japan to govern the Bonds, this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement and the Recording Agency Agreement is valid and effective under the laws of Sweden;

(viii)                        the submission to the jurisdiction of the Japanese courts and the waiver of immunity by SEK provided for in the Conditions of Bonds, this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement and the Recording Agency Agreement and the designation and appointment of the office and person as the address for accepting, and the agent to accept, service of process in Japan in connection with any action instituted in the Japanese courts against SEK relating to the Bonds or any of such agreements are valid and binding on SEK;

(ix)                                although there is no legislative authority on the subject, such counsel believes that under present laws of Sweden, the courts of Sweden would recognize as a valid judgment any final judgment for a definite sum given by the Japanese courts against SEK in an action instituted in the manner contemplated in the Bonds, this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent

Agreement and the Recording Agency Agreement and would give a judgment based thereon; provided that such Japanese judgment was not contrary to public policy in Sweden;

(x)                                   a judgment in a court of Sweden in connection with any action against SEK relating to the relevant Bonds or under this Agreement, the Subscription Agreement, the Paying Agents and Calculation Agent Agreement or the Recording Agency Agreement would be expressed in Japanese yen or in other currency as the case may require, but an enforcement in Sweden by the execution authorities of a payment order in the judgment will generally be performed in Swedish kronor and enforcement in Sweden of such judgment will, if implemented in Swedish kronor, be generally implemented at the rate of exchange of the date of enforcement rather than at the date of judgment; and

(xi)                                a Swedish court may reject the right to take actions in Sweden if actions which have led to or may lead to a judgment which is enforceable in Sweden have already been taken in another court of competent jurisdiction within or outside Sweden.

Such legal opinion shall be accompanied by copies of the texts of the relevant provisions of the laws and regulations of Sweden and the constituting document of SEK under which the issue of the Bonds is authorised and any other documents on which the counsel for SEK will rely to render such legal opinion, together with certified English translations thereof.

(D)                               On the Payment Date of the Series of the Bonds, the Representative Commissioned Company for Bondholders of such Series of the Bonds shall have received a legal opinion in the Japanese language of the legal counsel in relation to Japanese law, dated the relevant Payment Date and addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

Article 9

(1)                                  The Commissioned Companies for Bondholders may terminate this Agreement after consultation with SEK if the Commissioned Companies for Bondholders believe such consultation to be practicable and upon prior notice to the Lead Manager, should it have a sufficient reason to believe that any of the following events has occurred or will occur:

(i)                                     Since the date of execution of this Agreement, the assets or financial condition of SEK will be materially and adversely affected by reasons of an extraordinary nature which are not described in the Supplemental Document or the Prospectus; or

(ii)                                  The approvals, authorisations and/or consents referred to in Article 8(C)(iii) of this Agreement shall have been rescinded or materially altered so that the consummation of the transactions contemplated hereby becomes impossible or extremely difficult; or

(iii)                               The performance of this Agreement has become impossible or extremely difficult because of force majeure.

(2)                                  This Agreement shall also be automatically terminated if the Subscription Agreement is terminated.

(3)                                  If this Agreement is terminated, both the Commissioned Companies for Bondholders and SEK shall be relieved from all obligations arising under this Agreement after the termination, except that SEK shall reimburse the Representative Commissioned Company for Bondholders for such out-of-pocket expenses as have been reasonably incurred as prescribed in Article 17(2) of this Agreement.

Article 10

(1)                                  The Representative Commissioned Company for Bondholders shall prepare and deliver the Bond certificates and interest coupons of a Series of the Bonds through the Recording Agency in accordance with this Agreement, upon the request of the Bondholders to cancel the recording of recorded Bonds to the Recording Agency and to deliver the Bond certificates through the Recording Agency.

(2)                                  In case of the foregoing paragraph (1), the Representative Commissioned Company for Bondholders shall charge the applicant therefor the necessary expenses related to the procedures in Article 10(1) of this Agreement.

Article 11

(1)                                  The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons of the Bonds pursuant to this Agreement to the holders of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder, which application must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court.

(2)                                  If the holder of a Bond certificate or an interest coupon which has been lost, stolen or destroyed makes a request for a certificate to the effect that such Bond certificate or interest coupon has been issued by SEK for the purpose of obtaining a judgment of nullification, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate.

(3)                                  In case of the foregoing paragraphs of (1) and (2), if it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, pursuant to this Agreement, prepare and deliver substitute Bond certificates or interest coupons therefor without requiring a judgment of nullification and destroy the surrendered Bond certificates or interest coupons.

(4)                                  The Representative Commissioned Company for Bondholders shall charge the applicant all expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons or any other certificate.

Article 12

(1)                                  In order to cancel the Bonds which have been purchased by SEK pursuant to Condition 15 of the Conditions of Bonds, SEK shall deliver to the Representative Commissioned Company for Bondholders for cancellation any Bond certificate so purchased together with all unmatured interest coupons appertaining thereto (or as to recorded Bonds, documents necessary for the recording of the Bonds (if any)), accompanied by a written request for cancellation indicating the aggregate principal amount, the denominations and the serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for

Bondholders without delay; provided, however, that any Bonds so delivered during the twenty-two (22) days preceding and including any Interest Payment Date (as defined in the Conditions of Bonds) of such Bonds shall not, unless during such period all the Bonds remaining outstanding are to be redeemed, immediately be cancelled by the Representative Commissioned Company for Bondholders, but such Bonds shall be cancelled forthwith after such Interest Payment Date.

(2)                                  The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so cancelled pursuant to Article 12(1) of this Agreement.

Article 13

(1)                                  When the payment of the principal of and/or the interest on a Series of the Bonds is made, SEK shall pay such amount pursuant to Article 3(1) of the Paying Agents and Calculation Agent Agreement to the Representative Paying Agent of such Series of the Bonds.

(2)                                  The Representative Commissioned Company for Bondholders shall confirm that the relevant Representative Paying Agent has received the funds for the payment pursuant to Article 13(1) of this Agreement.

(3)                                  The Representative Commissioned Company for Bondholders shall, upon the receipt of a notice pursuant to Article 4 of the Paying Agents and Calculation Agent Agreement in respect of the Rate of Interest (as defined in the Conditions of Bonds), interest amount and Interest Payment Date, notify these matters to Commissioned Companies for Bondholders of these matters.

Article 14

(1)                                  The Representative Commissioned Company for Bondholders shall without delay confirm and collect Bond certificates of such Series of the Bonds redeemed (including the Bond certificates presented by SEK for cancellation), interest coupons appertaining thereto, and/or paid interest coupons as well as vouchers in respect of principal and/or interest payments on recorded Bonds, and shall forthwith destroy them.

(2)                                  The functions of the Representative Commissioned Company for Bondholders pursuant to Article 14(1) of this Agreement shall include, but without limitation, the examination of paid relevant Bond certificates, etc., the confirmation of receipt of the funds for the payment of principal of and/or interest on the relevant Bonds and the entry of the serial numbers of the paid Bond certificates, etc. on the Registration Book.

(3)                                  The Representative Commissioned Company for Bondholders shall furnish SEK with a certificate as to such destruction as provided for in Article 14(1) of this Agreement and a list of the serial numbers of the Bond certificates so destroyed.

Chapter II. Issuing Agent

Article 15

With respect to a Series of the Bonds, SEK shall commission the Representative Commissioned Company for Bondholders, and the Representative Commissioned Company for Bondholders shall agree, to handle the following administrative affairs regarding the issuance of such Series of the Bonds:

(i)                                     the receipt of the Net Subscription Money or the aggregate Issue Price as provided for in Article 3(2) of this Agreement;

(ii)                                  the preparation and delivery of the Bond certificates and interest coupons as provided for in Article 4(1) of this Agreement;

(iii)                               the acceptance of and the handling of the Application Form of the Initial Subscribers for Recorded Bonds as provided for in Article 4(2) and (3) of this Agreement; and

(iv)                              other necessary services determined on the basis of consultation between SEK and the Representative Commissioned Company for Bondholders.

Chapter III. Miscellaneous

Article 16

(1)                                  All notices and communications to SEK under this Agreement shall be transmitted by airmail, telex or facsimile (if by telex or facsimile, confirmed in writing sent by airmail letter), if by airmail, addressed to:

Aktiebolaget Svensk Exportkredit

Västra Trädgårdsgatan 11B

P.O. Box 16368

S-10327, Stockholm, Sweden

Attention:  Legal and Transaction Management

if by telex, at the following number:

12166 SEK S

Attention:  Legal and Transaction Management

if by facsimile, at the following number:

468-203894

Attention:  Legal and Transaction Management

(2)                                  Unless other communication details are provided in the relevant Pricing Supplement, all notices and communications to the Commissioned Companies for Bondholders under this Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by airmail, telex or facsimile (if by telex or facsimile, confirmed in writing sent by airmail letter), if by airmail, addressed to:

The Bank of Tokyo-Mitsubishi, Ltd.

7-1, Marunouchi 2-chome,

Chiyoda-ku,

Tokyo 100

Japan

Attention: Capital Markets Division

if by telex, at the following number:

J 22220 TOHBANK

Attention: Capital Markets Division

if by facsimile, at the following number:

813-3240-4186

Attention: Capital Markets Division

(3)                                  In case either SEK or the Representative Commissioned Company for Bondholders changes its address, it shall give written notice to the other. All notices and communications under this Agreement shall be made in English.

Article 17

(1)                                  With respect to a Series of the Bonds:

(i)                                     Unless otherwise agreed, SEK shall pay to the Commissioned Companies for Bondholders on the Payment Date of such Series of the Bonds an amount as agreed in each case between SEK and the Commissioned Companies for Bondholders of such Series of the Bonds as a commission for services which has been commissioned under this Agreement (including administrative affairs provided for in Article 15 of this Agreement), and

(ii)                                  Upon receipt of an itemized statement, SEK shall, unless otherwise agreed, pay to the Representative Commissioned Company for Bondholders the reasonable compensation for its services to be rendered in accordance with Article 14 of this Agreement.

(2)                                  Upon receipt of an itemized statement, SEK shall, unless otherwise agreed, reimburse the Representative Commissioned Company for Bondholders for (i) all customary expenses incurred by the Representative Commissioned Company for Bondholders in preparing this Agreement, the Paying Agents and Calculation Agent Agreement, the Recording Agency Agreement, the Bond certificates and interest coupons, giving public notices relating to the Bonds, and maintaining the Registration Book, (ii) customary expenses incurred by the Representative Commissioned Company for Bondholders in connection with the administrative matters related to the Bonds and other duties and functions provided for in this Agreement, and (iii) with prior consent of SEK, reasonable travelling and other expenses incurred by the Representative Commissioned Company for Bondholders.

(3)                                  Upon a issuance of a Series of the Bonds, SEK hereby authorises the Representative Commissioned Company for Bondholders to deduct an amount of a commission specified in Article 17(l)(i) of this Agreement from the Net Subscription Money or the aggregate Issue Price, as the case may be, on the Payment Date.

Article 18

The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Agreement shall extend to the Bondholders for their benefit. Copies of this Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for perusal or photocopying by the Bondholders during its business hours. All expenses necessary for such photocopying shall be borne by the applicants therefor.

Article 19

(1)                                  This Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)                                  The place of performance of obligations under this Agreement is Tokyo, Japan.

Article 20

Any legal action against SEK relating to this Agreement may be brought in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such Court, to the jurisdiction of which SEK hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against SEK may also be brought in any competent court of jurisdiction in Sweden. SEK hereby irrevocably waives any immunity (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any such action.

If such advance waiver is not given effect under any applicable law, SEK will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

For the purpose of accepting service of process or other judicial documents in Japan in connection with any such action instituted in Japan, SEK hereby designates the address from time to time of the Embassy of the Kingdom of Sweden, Commercial Office, in Tokyo, Japan (presently at 10-3-200 Roppongi 1-chome, Minato-ku, Tokyo 106, Japan) and hereby appoints the Trade Commissioner for the time being of the Swedish Trade Council in Tokyo, Japan, as the person to accept service of process or other judicial documents at such address. So long as any of the Bonds or interest coupons remains outstanding, SEK shall take any and all action that may be necessary to effect and to continue such designation and appointment in full force and effect. If at any time the Trade Commissioner for the time being of the Swedish Trade Council in Tokyo, Japan should, for any reason, be unable to continue to act as such authorised agent, SEK shall immediately appoint, and it hereby undertakes to take any and all action that may be necessary to effect the appointment of, a successor authorised agent in Tokyo, Japan and SEK shall notify the Representative Commissioned Company for Bondholders of such successor agent.

Article 21

This Agreement is prepared and executed in the Japanese language in four (4) copies with a non-binding English translation attached. Each of the Japanese copies shall be considered an original.

IN WITNESS WHEREOF, SEK and the Commissioned Companies for Bondholders have caused their duly authorised representatives to execute this Agreement on the date and at the place first above written.

AKTIEBOLAGET SVENSK EXPORTKREDIT

By

THE BANK OF TOKYO-MITSUBISHI, LTD.

By

THE FUJI BANK, LIMITED

By

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

By

Annex 1

(Translation)

CONDITIONS OF BONDS

These Conditions of Bonds shall apply to the bonds (the “Bonds”) issued pursuant to lawful authorisation by Aktiebolaget Svensk Exportkredit (“SEK”) and the General Subscription Agreement (the “Subscription Agreement”) entered between SEK and the securities companies named therein on October 28, 1997. The Pricing Supplement (as defined below) to which a Series of the Bonds (as defined below) relates shall, together with these Condition of Bonds, form, as a whole, conditions of such Series of the Bonds.

(1)           The aggregate principal amount of a Series of the Bonds is as set forth in the relevant Pricing Supplement. Pricing Supplement shall mean, in relation to a Series of the Bonds, a pricing supplement which is supplemental to the Condition of Bonds specifying the relevant issue details of such Series of the Bonds. The Pricing Supplement should be substantially in the form of Annex 4 to the Subscription Agreement. A Series of the Bonds means those Bonds that are issued on the same Payment Date (as defined below) at the same Issue Price (as defined below) and whose denominated currency, Rate of Interest (as defined below), Redemption Date (as defined below) and other conditions of the Bonds are the same.

(2)           The Bonds are issued in the denomination in Japanese yen as set forth in the relevant Pricing Supplement. No Bond shall be split or consolidated with any other Bond.

(3)           Each Bond shall bear interest at the rate as set forth in the relevant Pricing Supplement.

(4)           Bond certificates shall be issued exclusively in bearer form, with interest coupons attached thereto, and shall not be exchangeable for Bond certificates in registered form.

(5)           The period of extinctive prescription shall be ten (10) years for the principal of the Bonds and five (5) years for the interest on the Bonds.

(6)           The Bond certificates and the interest coupons shall bear the facsimile signatures of a member of the Board of Directors and the President of SEK.

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(7)           The commissioned companies for bondholders for the Series of Bonds are The Bank of Tokyo-Mitsubishi, Ltd. and other institutions as specified in the relevant Pricing Supplement (each the “Commissioned Company for Bondholders”, collectively the “Commissioned Companies for Bondholders”).

The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment under the Bonds or preserving the implementation of the rights of the holders of the Bonds (the “Bondholders”) under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided in the agreement with the Commissioned Companies for Bondholders dated October 28, 1997 among SEK and the Commissioned Companies for Bondholders and any amendment or supplement thereto (the “Agreement with Commissioned Companies for Bondholders”) and in these Conditions of Bonds (except for those provided for herein or therein to be assumed by the Representative Commissioned Company for Bondholders (as defined below)). The Bank of Tokyo-Mitsubishi, Ltd. shall serve as the representative of the Commissioned Companies for Bondholders (the “Representative Commissioned Company for Bondholders”). The Representative Commissioned Company for Bondholders shall handle the administrative matters regarding the duties and functions to be performed jointly by the Commissioned Companies for Bondholders provided herein or therein and shall perform the duties and functions of the Representative Commissioned Company for Bondholders as provided herein or therein.

If The Bank of Tokyo-Mitsubishi, Ltd. is a sole Commissioned Company for Bondholders, it shall perform the duties and functions of the Commissioned Companies for Bondholders as provided in the Agreement with Commissioned Companies for Bondholders and in these Conditions of Bonds and shall perform the duties and functions of the Representative Commissioned Company for Bondholders as provided herein or therein. In such case the references to the Representative Commissioned Company for Bondholders shall be changed to read the Commissioned Company for Bondholders in these Conditions of Bonds.

(8)           The recording agency for the Bonds (the “Recording Agency”) is The Bank of Tokyo-Mitsubishi, Ltd. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of the initial subscribers thereof at the time of

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the initial issue shall be made at the expense of SEK. Otherwise the recording of the Bonds shall be made at the expense of the applicants therefor. Any expenses incurred in connection with the preparation and delivery of Bond certificates and interest coupons upon cancellation of the recording of the recorded Bonds shall be for the account of the applicants therefor.

(9)           The registration book for the Bonds (the “Registration Book”) shall be prepared and maintained by the Representative Commissioned Company for Bondholders and kept by it at its Head Office.

(10)         The paying agents for the Bonds (the “Paying Agents”) and their offices at which the payment of principal of and interest on the Bonds shall be made are as listed in the Pricing Supplement.

The representative of the Paying Agents (the “Representative Paying Agent”) is The Bank of Tokyo-Mitsubishi, Ltd.

(11)         (a)           Fixed Rate Bonds

If a fixed rate is specified in the relevant Pricing Supplement, the Bonds shall bear interest at the rate (expressed as a percentage and/or amount(s)) in the currency as set forth in such Pricing Supplement from but excluding the Payment Date specified in the relevant Pricing Supplement, such interest being payable in arrear on each Interest Payment Date specified in the relevant Pricing Supplement.

(b)           Floating Rate Bonds

If a floating rate is specified in the relevant Pricing Supplement, the Bonds shall bear interest at the rate specified in the relevant Pricing Supplement from and including the Payment Date and such interest will be payable in arrear on the first Interest Payment Date and thereafter on each Interest Payment Date as set forth in the relevant Pricing Supplement. The period beginning on (and including) the Payment Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date is called an “Interest Period”.

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The rate of interest from time to time in respect of the Bonds (the “Rate of Interest”) will be determined in accordance with the provision of the relevant Pricing Supplement:

(i)            Calculation of Interest Amount:

The Calculation Agent (as defined below) shall, at approximately 10:00 a.m. (Tokyo time) on each Interest Rate Determination Date specified in the relevant Pricing Supplement, calculate the amount of interest payable in respect of a Bond (the “Interest Amount”) for the relevant Interest Period. The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Bond and Exchange Rate (if applicable) specified in the relevant Pricing Supplement and the Day Count Fraction specified in the Pricing Supplement.

(ii)           Publication of Rate of Interest and Interest Amount:

As soon as practicable after the determination of the Rate of Interest for any Interest Period, but in no later than five Tokyo Business Days following the commencement of such Interest Period (excluding the commencement day of that Interest Period), the Calculation Agent shall notify such Rate of Interest and the relevant Interest Amount and Interest Payment Date to SEK, the Representative Commissioned Company for Bondholders, the Recording Agent, and the Representative Paying Agent (which shall thereupon give notice thereof to the Paying Agents). The Calculation Agent shall give public notice thereof in no later than five Tokyo Business Days following the commencement of the relevant Interest Period (excluding the commencement day of that Interest Period). Tokyo Business Day means the day on which commercial banks and foreign exchange market settle payments in Tokyo.

(iii)          Subsequent Change in Interest Period:

If, after giving notice of any Rate of Interest and the relevant Interest Amount and Interest Payment Date pursuant to paragraph (ii) above, the relevant Interest Period is lengthened or shortened, the Calculation Agent shall promptly determine what adjustment is appropriate, or agree with SEK alternative arrangements in lieu thereof, after consultation the Representative Commissioned Company for Bondholders. As soon as practicable after the

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determination of such adjustment or arrangements, the Interest Amount and the Interest Payment Date, as amended pursuant to such adjustment or arrangements (as the case may be), shall be notified to SEK, the Representative Commissioned Company for Bondholders, the Representative Paying Agent and the other Paying Agents in accordance with the provisions of paragraph (ii) above, provided that no public notice need be given in respect of such amendment. If the Bonds continue to accrue interest after the date on which they become due for redemption pursuant to Condition 12, the accrued interest and the Rate of Interest payable in respect of the Bonds shall nevertheless continue to be calculated and notified as previously by the Calculation Agent in accordance with this Condition 11 but no public notice of the Rate of Interest or the Interest Amount so calculated need be given.

(iv)          Calculation Agent:

There shall at all times be a Calculation Agent until the Representative Paying Agent has received the full amount of funds necessary for redemption of the Bonds and payment of interest thereon. The Calculation Agent shall be The Bank of Tokyo-Mitsubishi, Ltd. or any other leading bank specified in the relevant Pricing Supplement. In the event that the appointed office of such bank is unable or unwilling to continue to act as the Calculation Agent or fails duly to perform its duties under these Conditions of Bonds, SEK, with the prior consent of the Representative Commissioned Company for Bondholders, shall appoint the Tokyo office of another leading bank to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. Such change of the Calculation Agent shall be notified to the Bondholders in accordance with Condition 32 without delay.

(v)           Any Rate of Interest, Interest Amount or Interest Payment Date determined in accordance with the provisions of this Condition 11 shall in the absence of manifest error be final and binding upon all parties, including the Bondholders.

(vi)          The Calculation Agent is acting solely as agent of the SEK and does not assume any obligation to, or any relationship of agency or trust with, the Bondholders or the holders of the Coupons.

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(12)         The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should SEK fail to redeem the Bonds when due in accordance with these Conditions of Bonds and the relevant Pricing Supplement, interest shall be paid in the currency provide for in Condition 11 on the overdue amount as defined below in this Condition 12 for the actual number of days of the period to and including the date of actual redemption of the Bonds, computed on the basis of the Rate of Interest provided for in Condition 11 and the Day Count Fraction specified in the relevant Pricing Supplement. Such period, however, shall not exceed fourteen (14) days after the date on which public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent. For the sole purpose of calculating such interest, the term “overdue amount” as used hereinabove in this Condition 12 means (i) any amount which SEK fails to pay pursuant to Condition 14, 16 or 22 or (ii) if the interest of the relevant Bonds is payable in the currency other than Japanese yen, the Japanese yen equivalent of such amount, and the exchange rate specified in the relevant Pricing Supplement shall be used and the resultant amount shall be rounded down to the nearest one Japanese yen in calculation of such Japanese yen equivalent.

(13)         Any and all payments of the principal of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any and all present and future taxes, duties, fees or other charges of whatsoever nature levied or imposed by or on behalf of the Kingdom of Sweden or by any taxing authority thereof or therein. If any such taxes, duties, fees or other charges shall be levied or imposed, SEK shall pay any such additional amount as may be necessary in order that every net payment of the principal of and interest on the Bonds, to any holder of any Bond or interest coupon, will not be less than the amount that would have otherwise been payable in respect thereof. SEK will not, however, be obligated to pay any such additional amounts for or on account of any such taxes, duties, fees or other charges levied or imposed on any holder of any Bond or interest coupon otherwise than by reason of his ownership of such Bond or interest coupon or the receipt of principal of or interest on the Bonds.

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The provisions of these Conditions of Bonds with respect to principal and interest shall apply mutatis mutandis to any additional amount payable pursuant to this Condition 13.

(14)         The Bonds shall be redeemed at the Redemption Amount specified in the relevant Pricing Supplement on the Redemption Date specified in the relevant Pricing Supplement (the “Redemption Amount”).

Except as otherwise provided in these Conditions of Bonds, SEK may not prepay the principal of or interest on the Bonds in full (or in any part).

(15)         SEK may purchase the Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders for cancellation any Bond certificates so purchased together with all unmatured interest coupons appertaining thereto (or as to recorded Bonds, documents necessary for the recording of the Bonds (if any)), accompanied by a written request for cancellation indicating the aggregate principal amount, the denominations and the serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the twenty-two (22) days preceding and including any Interest Payment Date shall not, unless during such period all the Bonds remaining outstanding are to be redeemed, immediately be cancelled by the Representative Commissioned Company for Bondholders, but such Bonds shall be cancelled forthwith after such Interest Payment Date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of such Bonds so cancelled.

(16)         If as a result of any change in or any amendment to the laws or regulations of the Kingdom of Sweden or any taxing authority thereof or therein which change or amendment has taken effect after the Payment Date of a Series of the Bond, SEK is required to pay any additional amount as described in Condition 13, SEK may at its option redeem such Series of the Bonds then outstanding as a whole (but not in part only) at any time or at the time as specified in the Pricing Supplement at the redemption prices as set forth in the Pricing Supplement.

If SEK is required to pay additional amounts as described in Condition 13 and the laws or regulations of the Kingdom of Sweden or the official application or interpretation thereof

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at the time in effect do not permit SEK to pay such additional amounts, all of the Bonds then outstanding shall be redeemed by SEK at the above redemption prices (or at par if such redemption price is not specified in the Pricing Supplement) together with interest accrued to the date fixed for redemption, as soon as practicable, but not later than forty (40) days after the occurrence of the events giving rise to the obligations of SEK to redeem the Bonds.

In any of these cases, SEK shall deliver to the Representative Commissioned Company for Bondholders at least thirty (30) days prior to the proposed redemption date a certificate signed by a duly authorised officer of SEK, stating (i) that SEK is or will be obliged to pay such additional amount, (ii) that SEK elects or is obliged to redeem the Bonds pursuant to this Condition 16, (iii) the date set for redemption, (iv) the grounds giving rise to the redemption right or obligation of SEK under this Condition 16 in reasonable detail and (v) (in the case of the exercise of the redemption right by SEK) that its obligation to pay such additional amount cannot be avoided by SEK taking reasonable measures available to it; whereupon the Commissioned Companies for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date.

The Provisions of these Conditions of Bonds with respect to principal and interest shall apply mutatis mutandis to any premium payable pursuant to this Condition 16.

(17)                            (a)           Except as provided in Condition 24 or as to recorded Bonds, payment of principal shall be made upon surrender of the relevant Bond certificate and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 10. With respect to recorded Bonds, payment of principal and interest shall be made upon surrender of the relevant payment voucher at the office of the Paying Agent set forth in Condition 10 and designated by the Bondholder in his application for the recording of the Bonds. In such case, the Paying Agent shall confirm that each payment voucher surrendered bears the seal impression of the relevant Bondholder as registered with the Recording Agency.

If the full amount of principal of or interest on the Bonds payable on any due date is received by the Representative Paying Agent after such due date, the Commissioned Companies for Bondholders shall give public notice to that effect as

8

soon as practicable but not later than fourteen (14) days after receipt of such amount by the Representative Paying Agent. All reasonable expenses incurred in connection with the said public notice shall be borne by SEK.

(b)           If the principal of or interest on the Bonds is payable in the currency other than Japanese yen, such payment by the relevant Paying Agent at its relevant office shall be made by transfer to an account of the Bondholder denominated in the currency in which such payment is due, with such office of such Paying Agent or, if requested by such holder, by sending check drawn on a bank in that currency, or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent’s payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

(18)         If a fixed interest rate is specified in the Pricing Supplement of a Series of the Bond, the Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. In such case, should any of the unmatured interest coupons appertaining to any Bond certificate be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an amount equal to the face value of such missing unmatured interest coupon or (ii) amount of the currency in which such Redemption Amount is payable that is sufficient for the relevant Paying Agent to purchase the amount equal to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond certificate is presented for redemption shall be deducted from the Redemption Amount; provided, however, that the holder of any such missing interest coupon shall be entitled to receive the amount equal to the face value of such interest coupon, upon surrender of such interest coupon within the extinctive prescription period of five (5) years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

If a floating rate is specified with respect to a Series of the Bonds and such Bonds shall have become due and payable prior to their stated final Redemption Date, all unmatured interest coupons appertaining thereto shall become void on the date of such redemption and no payment shall be made in respect of them.

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(19)         The Bonds constitute direct, unconditional, unsecured and unsubordinated obligations of SEK, and will rank pari passu amongst themselves and equally with all other present and future unsecured and unsubordinated loan indebtedness (including obligations represented by bonds and guarantees by SEK of obligations of others for money borrowed) of SEK.

SEK undertakes that neither it nor any subsidiary of it will, so long as any of the Bonds remains outstanding, secure or allow to be secured any indebtedness for money borrowed (including obligations represented by bonds and guarantees by SEK of obligations of others for money borrowed) now or hereafter existing by any mortgage, lien (other than liens arising by operation of law), pledge or other charge upon any of the present or future revenues or assets of SEK or any such subsidiary (except for any mortgage, lien, pledge or other charge on property purchased by SEK or any such subsidiary as security for all or part of the purchase price thereof) without at the same time according to the Bond similar or equivalent security therefor.

SEK shall be free of its obligation under this Condition 19 in the event that the full redemption of the Bonds cannot be made for the reason of failure on the part of the Bondholders to claim repayment of the Bonds when due.

(20)         If any security is provided by SEK to the Bondholders pursuant to Condition 19, such security shall be held and exercised by or on behalf of the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any and all expenses incurred by or on behalf of the Commissioned Companies for Bondholders in the holding and exercise of such security shall be borne by SEK. Without prejudice to the obligations of SEK to pay such expenses, the Commissioned Companies for Bondholders shall, unless any then applicable Japanese law provides otherwise, be entitled to charge to the Bondholders, in proportion to their holdings of the Bonds, any such expenses and to request the advance payment thereof from them.

(21)         SEK shall do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises. SEK may not sell, lease, abandon or otherwise dispose of all, or substantially all, of its properties and assets or discontinue its business carried out by it on the date of signing of the Subscription Agreement and may not consolidate with or merge into another entity or permit any other entity to consolidate with or merge into SEK unless the entity formed by such consolidation or merger or the surviving entity shall

10

be an entity organised and existing under the laws of Sweden, which shall assume the due and punctual payment of all amounts payable in respect of the Bonds and any related coupons and the performance of all covenants and obligations of SEK, after giving effect thereto, no events specified in the paragraphs (i) through (v) of Condition 22 shall exist and, upon giving the Representative Commissioned Company for Bondholders a notice thereof.

(22)         If any of the events (“Events of Default”) prescribed in the following paragraphs (i) through (v) below shall have occurred and be continuing with respect to a Series of the Bonds, irrespective of whether by reason of any enactment, decree or governmental order by or in the Kingdom of Sweden or any other country, the Commissioned Companies for Bondholders of that Series of the Bond shall, either (a) at the request of the holders of one-quarter (1/4) or more in the aggregate principal amount of that Series of the Bonds then outstanding or (b) pursuant to a resolution of a meeting of the holder of that Series of the Bonds prescribed in Condition 23, declare in writing to SEK that all the Bonds of that Series then outstanding shall immediately become due and payable.

(i)            SEK shall default for more than 15 days in any payment due in respect of any of the Bonds; or

(ii)           SEK shall default in the performance or observance of any other obligation of SEK under any Bonds which default continues for 30 days after written notice requiring such default to be remedied shall have been given by the Representative Commissioned Company for Bondholders to SEK; or

(iii)          any person shall become entitled either validly to require premature repayment of any indebtedness for money borrowed by SEK following a default in respect thereof or validly to enforce any security therefor (and does so require or, as the case may be, enforce) or SEK defaults in the repayment of any such indebtedness at the maturity thereof or at the expiration of any applicable grace period therefor or any guarantee of any indebtedness for money borrowed given by SEK shall not be honored when due and called upon provided that the occurrence of any of the events described in this paragraph shall not constitute an Event of Default unless the indebtedness concerned or the liability of SEK under the guarantee concerned

11

exceeds ¥1,500,000,000 or its equivalent in the currency in which the obligations in respect of which such event occurs are denominated; or

(iv)          bankruptcy or insolvency proceedings which have not been dismissed or suspended within 60 days of the commencement thereof are instituted against SEK in any competent court or SEK shall be put into liquidation or shall petition or apply to any tribunal or authority for, or have or suffer to be appointed, any administrator, receiver, liquidator, trustee or intervenor for it or any substantial part of its assets, or shall otherwise enter into any settlement or commence any proceedings under any law, regulation or decree of any applicable jurisdiction relating to reorganisation, arrangement, readjustment of its debts, dissolution or liquidation, or shall be unable to, or shall admit inability to pay its debts as they fall due; or

(v)           A law shall be enacted or a decree or order shall be made or issued by a court of competent jurisdiction or any lawful action shall be taken by SEK or by any governmental authority authorised by law to do so, for the liquidation or dissolution of SEK otherwise than for the purpose of or pursuant to a consolidation, merger or reorganisation, as a result of which the succeeding or surviving corporation duly incorporated and validly existing under the laws of the Kingdom of Sweden will succeed to all the property and assets of SEK and validly assume all the obligations of SEK under the Bonds.

Upon such declaration by the Commissioned Companies for Bondholders, all the Bonds of such Series then outstanding shall immediately become due and repayable at the Redemption Amount to be paid at the final Redemption Date together with accrued interest unless prior thereto SEK shall have cured all such Events of Default. For the purpose of this Condition 22, the Bonds then held by SEK and the Bonds delivered by SEK to, but not yet cancelled by, the Representative Commissioned Company for Bondholders pursuant to Condition 15 shall be disregarded and deemed not to be outstanding.

If any of the Events of Default or any event which would with the lapse of time or the giving of notice or both constitute an Event of Default has occurred, SEK shall immediately notify the Representative Commissioned Company for Bondholders thereof, whereupon the Commissioned Companies for Bondholders shall give public notice to that effect.

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If the Bonds shall have become due and repayable prior to their maturity pursuant to this Condition 22, the Commissioned Companies for Bondholders shall give public notice to that effect without delay.

All expenses necessary for the procedures under this Condition 22 shall be borne by SEK.

(23)         When the Bondholders owning one-tenth (1/10) or more of the aggregate principal amount of a Series of the Bonds then outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to recorded Bonds, recording certificates relating thereto) of such Series of the Bonds, when SEK makes a request in writing at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders of such Series of the Bonds or when the Commissioned Companies for Bondholders of a Series of the Bonds deem it necessary, the Commissioned Companies for Bondholders of such Series of the Bonds shall convene a meeting of the Bondholders of such Series by giving at least twenty-one (21) days’ prior public notice of the meeting to consider matters provided in Condition 22 or such other matters as the Commissioned Companies for Bondholders may deem to have material effects on the interests of the Bondholders of such Series of the Bonds.

SEK may have its representatives attend such meeting and express its opinion.

The Bondholders may exercise their votes themselves, by proxy, or in writing pursuant to the rules established by the Commissioned Companies for Bondholders. At such meeting, each Bondholder shall have one vote for each minimum denomination of the principal amount of the Bonds held by him, provided that the Bond certificates or recording certificates thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting.

Resolutions of such meeting shall be adopted by two-thirds (2/3) or more of the votes of the Bondholders of a Series of the Bonds present at such meeting which must be attended by the Bondholders holding more than one-half (1/2) of the aggregate principal amount of such Series of the Bonds then outstanding and such resolution shall, to the extent permitted by the laws of Japan, be binding on all the Bondholders of such Series of the Bonds whether present or not at such meeting and shall thereupon be carried out by the

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Commissioned Companies for Bondholders. For the purposes of calculation of the number of votes exercised at a Bondholders’ meeting and the quorum of the Bondholders present at such meeting, the Bondholders who have exercised their votes by proxy or in writing shall be deemed to have attended and voted at such meeting.

For the purpose of this Condition 23, the relevant Series of the Bonds then held by SEK or delivered by SEK to, but not yet cancelled by, the Representative Commissioned Company for Bondholders pursuant to Condition 15 shall be disregarded and deemed not to be outstanding.

All expenses necessary for the procedures under this Condition 23 shall be borne by SEK.

(24)         The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holders of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder, which application must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to the Bond certificates or interest coupons which have then matured, the principal or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any Japanese court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the judgment of nullification regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or an interest coupon which has been lost, stolen or destroyed makes a request for a certificate to the effect that such Bond certificate or interest coupon has been issued by SEK for the purpose of obtaining a judgment of nullification, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor without requiring a judgment of nullification and destroy the surrendered Bond certificates or interest coupons. The actual expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons or any other certificate shall be borne by the applicant therefor.

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(25)         Unless otherwise specified in the relevant Pricing Supplement, if any due for payment of principal of and interest on the Bonds is not Business Day as specified in the relevant Pricing Supplement, the Bondholders shall not be entitled to payment of the amount due until the next following Business Day and no further payment shall be due in respect of such delay.

(26)         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for perusal or photocopying by any Bondholder at his expense during business hours.

(27)         Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo, Japan.

(28)         Except as to the authorisation relating to the issue by SEK of the Bonds and matters concerning the creation, validity and enforcement of security provided in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

(29)         Any legal action against SEK relating to the Bonds, Bond certificates and interest coupons may be brought in the Tokyo District Court, to the jurisdiction of which SEK hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against SEK may also be brought in any competent court of jurisdiction in the Kingdom of Sweden or elsewhere. SEK hereby irrevocably waives any immunity (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any such action. If such advance waiver is not given effect under any applicable laws, SEK will submit to such jurisdiction requesting the court that such jurisdiction be exercised.

(30)         SEK hereby irrevocably appoints the Trade Commissioner of the Swedish Trade Council in Tokyo, Japan from time to time as its lawful agent upon whom all process and other

15

judicial documents may be served in, or in connection with, any action or proceeding against it arising out of or relating to the Bonds that may be instituted in Japan; SEK hereby designates the address from time to time of the Embassy of Sweden, Commercial Office in Tokyo, Japan (currently at 10-3-200, Roppongi 1-chome, Minato-ku, Tokyo 106, Japan) as the address to receive such process and other judicial documents; and SEK undertakes to take, so long as any of the Bonds shall remain outstanding, any and all action that may be necessary to effect and to continue such appointment and designation in full force and effect. In the event that, for any reason, such agent shall no longer serve as SEK’s agent to receive service of process and other judicial documents in Tokyo, SEK shall appoint a successor agent in order that at all times SEK will maintain an agent to receive service of process and other judicial documents in Tokyo on its behalf. Nothing in this Condition 30 shall affect the right of the Bondholders to serve process and other judicial documents in any manner otherwise permitted by law or shall limit the right of the Bondholders to bring any action against SEK in any competent court of any jurisdiction.

(31)         In the event of a judgment or order being rendered or issued by any court for the payment of principal of or interest on the Bonds or any other amount payable under the Bonds, and such judgment or order being expressed in a currency (the “Judgment Currency”) other than the currency in which such amount should be payable, SEK shall pay to the Bondholders the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date of discharge of such judgment or order (or part thereof) and (ii) the date as of which the amount expressed in the currency in which such amount is payable is (or is to be treated as) converted to the Judgment Currency for the purposes of any such judgment or order (or part thereof). The above undertaking shall constitute a separate and independent obligation of SEK from its other obligations, shall give rise to a separate and independent cause of action against SEK, shall apply irrespective of any indulgence granted by any Bondholder from time to time and shall continue in full force and effect notwithstanding any judgment or order.

(32)         All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka reporting general affairs. Direct notification to individual Bondholders need not be made. No public notice otherwise required to be given under any provision of these Conditions of Bonds needs to be given if the Commissioned Companies for Bondholders deem such public notice to be unnecessary for the protection of the interests of the Bondholders.

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Annex 2

(Translation)

[¥ ]

No.

AKTIEBOLAGET SVENSK EXPORTKREDIT
[Title of Series]

Amount: -[             ] [(Redemption Amount: [         ])]

Interest Rate: [       ]

Due: [         ]

This Bond is one of AKTIEBOLAGET SVENSK EXPORTKREDIT [Title of the Series] JAPANESE YEN [/             ] BONDS in the aggregate principal amount of -[          ] issued by Aktiebolaget Svensk Exportkredit on [           ] pursuant to lawful authorisation and in accordance with the Condition of Bonds appearing on the reverse hereof.

[              ]

Aktiebolaget Svensk Exportkredit

By
Director

By
President
(Facsimile Signatures)

1

We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated October 28, 1997.

[ Date ]

The Bank of Tokyo-Mitsubishi, Ltd.

By
President

2

Annex 3

(Translation)

AKTIEBOLAGET SVENSK EXPORTKREDIT
[Title of the Series]

Interest Coupon of a [title of the Series] Bond

Payable on [       ]

No.

Aktiebolaget Svensk Exportkredit

By	By
Director	President
(Facsimile Signature)	(Facsimile Signature)

1

Annex 4

[on the letterhead of SEK]

[date]

To:[name of additional Commissioned Company for Bondholders]

AKTIEBOLAGET SVENSK EXPORTKREDIT
REAL ASIAN MTN PROGRAMME
¥500,000,000,000 SAMURAI MTN

Dear Sirs,

We refer to the Agreement with Commissioned Companies for Bondholders dated 28 October 1997 entered into in respect of the above Programme (such agreement, as modified or amended from time to time, the “Agreement with Commissioned Companies for Bondholders”) between, inter alios, ourselves and The Bank of Tokyo-Mitsubishi, Ltd. and have pleasure in inviting you to become a Commissioned Company for Bondholders upon the terms of the Agreement with Commissioned Companies for Bondholders but only in respect of and for the purpose of [title of the relevant Series of the Bonds].

This letter is governed by, and shall be construed in accordance with, Japanese law.

Yours faithfully,

AB SVENSK EXPORTKREDIT

By:

CONFIRMATION

We hereby accept the appointment as a Commissioned Company for Bondholders and accept all of the obligations under, and terms and conditions of, the Agreement with Commissioned

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Companies for Bondholders upon the terms of this letter but only in respect of and for the purpose of [title of the relevant Series of the Bonds].

For the purpose of the Agreement with Commissioned Companies for Bondholders our communication details are as set out below:

By:
Date:

Address:
Telex:
Facsimile:
Attention:

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